EXHIBIT 10.10

My 800 Doctor &

InteractiveMD

Proposed Statement of Work

9-20-12

MY800Doctor (MY800DR) and interactiveMD (iMD) have agreed to initiate a multi-part business relationship whereby iMD will use its platform, system and doctors to serve the needs of the My 800 Doctor service. MY800DR will use its marketing and distribution expertise to drive prospects to the iMD platform and website. Over time, MY800DR intends to offer the iMD system and technology to the doctors licensing the MY800DR scheduling software. So this Statement of Work provides MYSOODR that option

iMD will serve MY8OODR in a two-part effort to provide the services needed. The two parts will be:

1. Telehealth products for sale to MY800DR customers

iMD will package for MY8OODR a co-branded telehealth service that can be sold as a stand-alone service. MY8OODR will have the right to sell that product to its customers.

2. White label version of the iMD platform

iMD will, at MY8OODR's option, build for MY800DR a "white label" version of the iMD website, E.H.R. and customer database. !twill function exactly like the current

iMD system but will be branded My800Doctor.

Part I Details: Telehealth Product for sale to Customers

•	Parties will enter into a three year agreement for MY8OODR to sell telehealth services to its customers.

•	Two co-branded websites for patient enrollment into the iMD service or the Spanish language Hoi a Medico service will be built and co-funded by both parties. MY800DR will link prospects to tl1e co-branded sites and earn a revenue share for each prospect that becomes an iMD member. The parties shall split the cost of the co brand sites (English/Spanish) up to $5,000 each party for each site. Once exact pricing is received from a mutually agreed web services firm the parties will split the cost 50%/50% and make the appropriate deposits and payments upon completion.

(1)

•	MY800DR shall have the right to sell iMD and Hola Medico co-branded telehealth services. MYBOODR will refer prospects to the sites for sign up online or by telephone enrollment. iMD will track all referrals coming from MYSOODR. A dedicated phone number will be created for telephone enrollment and the landing pages of the co-branded sites will count and track all referrals coming from MY8OODR websites. For each new member that is referred by MY800DR to iMD or Hola Medico MY8OODR will be paid $10 per member per month irrespective of the type of membership sold.

The co-branded offering will be a month to month service with no consults included. MY8OODR will guarantee to iMD aminimum of 200 new patient enrollment per quarter. In the event that at the end of each quarter, beginning with Q4 2012, less than 200 new members have been referred by MY8OODR, then MY8OODR will pay to iMD a penalty fee equal to $90 for each member less than 200 actually enrolled. So if only 120 new members enrolled during the quarter, then MY800DR would owe iMD 80 (200-120=80) x $90 = $7200, payable within 30 days from the end of the quarter.

Part H Details: White Label Version of the iMD Sntem

•	My800DR shall be granted an option for 12 months to have iMD build a white label version of the iMD system
•	Should MY8OODR trigger the option, iMD will build for MY800DR, a "white label" version of the iMD website, E.H.R. and customer database and will license to MY8OODR the right to use the system.ltwill function exactly like the current iMD system but will be branded MY800DR. Timetable to complete 12 weeks
•	Full video conference functionality
•	License allows utilization for up to 100,000 members; up to 10 concurrent video conversations at the same time
•	Unlimited Tier 1tech support
•	All fulfillment of member brochures, customer service, call center activity, and doctor consults will be provided by MY8OODR.
Three year contract
•	Pricing

Building the platform and system- $42,000 (year 1 cost only)

Use of the system-

$1.20 pmpm< 50,000 members;

$1.00 pmpm 50,000-150,000 members

$0.80 prnpm 150,000+ members

Consults: $2.00 per consult

Monthly minimum guarantee: $10,000

• 3% price increase per annum

(2)

iMD will also grant MY800DR an ongoing license to use the platform in the event the company is acquired or merged with another entity.

l\lext Steps

1. Approve Statement of Work

2. Proceed to binding agreement

3. Begin work on co-branded website

Gary Wald
Garywa’ld	Date: 10/ /12
Chief Operating Officer
Interactive MD

Michael Friedman
Michael Friedman	Date: 9/ 24/12
Chief Operating Officer
800 Commerce Inc.